Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-115666 and 333-204548 on Forms S-8 and in Registration Statement No. 333-144699 on Form S-3 of NorthWest Indiana Bancorp and Subsidiaries of our reports dated March 22, 2021 on the consolidated financial statements of NorthWest Indiana Bancorp and Subsidiaries, which reports are included in Form 10-K for NorthWest Indiana Bancorp and Subsidiaries for the year ended December 31, 2020.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Chicago, Illinois

March 22, 2021